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                                                                    EXHIBIT 23.3



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption of "Experts" in the Registration Statement (Form S-4) and related Prospectus of BB&T Financial Corporation for the registration of 4,517,862 shares of its common stock and to the incorporation by reference therein of our report dated January 21, 1994, with respect to the 1993 financial statements and schedule of Commerce Bank included in its Annual Report (Form F-2) for the year ended December 31, 1993, filed with the Securities and Exchange Commission as Exhibit 99.4 to this Registration Statement.

                                /s/ Ernest & Young LLP

Richmond, Virginia
August 26,1994